Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2021 (except Note 2, as to which the date is May 7, 2021), in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-250822) and related Prospectus of CuriosityStream Inc. dated May 7, 2021.

/s/ Ernst & Young LLP

Baltimore, Maryland

May 7, 2021